Exhibit 99.1

United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended October 31, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$3,523,187
Unrealized Gain (Loss) on Market Value of Futures	2,186,818
Interest Income	3,228
ETF Transaction Fees	2,000
Total Income (Loss)	$5,715,233

Expenses
Investment Advisory Fee	$29,811
Brokerage Commissions	5,424
NYMEX License Fee	1,145
Non-interested Directors' Fees and Expenses	242
SEC & FINRA Registration Expense	165
Prepaid Insurance Expense	126
Other Expenses	69,350
Total Expenses	106,263
Expense Waiver	(61,897)
Net Expenses	$44,366
Net Gain (Loss)	$5,670,867

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 10/1/09	$58,153,654
Additions (100,000 Units)	3,659,864
Withdrawals (200,000 Units)	(6,538,656)
Net Gain (Loss)	5,670,867

Net Asset Value End of Period	$60,945,729
Net Asset Value Per Unit (1,700,000 Units)	$35.85

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502